Exhibit (h)(57)

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B

COMPENSATION

Class A Shares – Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares – Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Emerging Markets Local Currency Debt Fund, Ivy Global Income Allocation Fund, Ivy Global Equity Income Fund, Ivy Global Real Estate Fund, Ivy Global Risk-Managed Real Estate Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares – Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares – Ivy Limited-Term Bond Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays WRSCO a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays WRSCO a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares – Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares – Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Global Income Allocation Fund, Ivy Global Equity Income Fund, Ivy Global Real Estate Fund, Ivy Global Risk-Managed Real Estate Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares – Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares – Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares – Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Emerging Markets Local Currency Debt Fund, Ivy Global Equity Income Fund, Ivy Global Income Allocation Fund, Ivy Global Real Estate Fund, Ivy Global Risk-Managed Real Estate Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares – Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month

Class E Shares – Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Science & Technology Fund and Ivy Small Cap Growth Fund

An amount payable on the first day of each month of $1.5042 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares – Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Emerging Markets Local Currency Debt Fund, Ivy Global Income Allocation Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares – Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund and Ivy Limited-Term Bond Fund

An amount payable on the first day of each month of $1.6958 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month

Class I Shares – All Funds except Ivy Managed International Opportunities Fund and Ivy Money Market Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class R Shares – Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Bond Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy

Emerging Markets Local Currency Debt Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Bond Fund, Ivy Global Growth Fund, Ivy Global Equity Income Fund, Ivy Global Income Allocation Fund, Ivy Global Natural Resources Fund, Ivy Global Real Estate Fund, Ivy Global Risk-Managed Real Estate Fund, Ivy High Income Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Limited-Term Bond Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Small Cap Value Fund and Ivy Value Fund.

An amount payable on the first day of each month equal to 1/12 of .25 of 1% of the average daily net assets of the Class for the preceding month.

Class R6 Shares – Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Bond Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Emerging Markets Local Currency Debt Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Bond Fund, Ivy Global Equity Income Fund, Ivy Global Growth Fund, Ivy Global Income Allocation Fund, Ivy Global Natural Resources Fund, Ivy High Income Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Limited-Term Bond Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Small Cap Value Fund and Ivy Value Fund.

An amount payable on the first day of each month equal to 1/12 of .01 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares – All Funds except Ivy Managed International Opportunities Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

All Classes – Ivy Managed International Opportunities Fund

No fee is charged to Ivy Managed International Opportunities Fund as compensation for services rendered under this Shareholder Servicing Agreement. These Funds do, however, reimburse any “out-of-pocket” expenses incurred by WRSCO in the performance of its duties under this Agreement.

Reduction Based on Number of Accounts

The above-referenced per account fees for Class A, Class B, Class C and Class E shall be reduced if the total number of accounts for which WRSCO provides shareholder services reaches the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C and Class E accounts in each of Ivy Funds and Waddell & Reed Advisors Funds are included. Accounts in Class I, Class R and Class Y of each such Fund and Waddell & Reed InvestEd accounts are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month with the Funds bearing the remainder of the costs charged by the financial services companies. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $12.00 per account or an annual fee of 0.14 of 1% that is based on average daily net assets.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $18.00 per account or an annual fee of 0.20 of 1% that is based on average daily net assets.

Amended and Effective May 18, 2009 with respect to Ivy Municipal High Income Fund and Ivy Tax-Managed Equity Fund; Amended and Effective February 11, 2010 with respect to Ivy Asset Strategy New Opportunities Fund; Amended and Effective January 24, 2011 with merger of Ivy Mortgage Securities Fund into Ivy Bond Fund; Amended and Effective June 13, 2011 with respect to merger of Ivy Mortgage Securities Fund into Ivy Bond Fund; Amended and Effective June 4, 2012 with respect to addition of Ivy Global Equity Income Fund and name change of Ivy International Balanced Fund to Ivy Global Income Allocation Fund; Amended and Effective August 14, 2012 with respect to Class R shares for Ivy Global Equity Income Fund and Ivy Global Income Allocation Fund; Amended and Effective November 12, 2012 with respect to Class R shares for Ivy Balanced Fund, Ivy Bond Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Dividend Opportunities Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Limited-Term Bond Fund, Ivy Managed European/Pacific Fund, Ivy Managed International Opportunities Fund, Ivy Micro Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Small Cap Value Fund and Ivy Value Fund; Amended and Effective February 26, 2013 with respect to addition of Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund, Amended and Effective August 13, 2013 with respect to Omnibus and/or Recordkeeping Fees; Amended and Effective November 12, 2013 with respect to name change of Ivy Pacific Opportunities Fund to Ivy Emerging Markets Equity Fund and addition of Ivy Emerging Markets Local Currency Debt Fund; Amended and Effective March 17, 2014 with respect to merger of Ivy Asset Strategy New Opportunities Fund into Ivy Emerging Markets Equity Fund and merger of Ivy Managed European/Pacific Fund into Ivy Managed International Opportunities Fund; Amended and Effective May 20, 2014 with respect to addition of Class R6 Shares; Amended and Effective August 12, 2014 with respect to addition of Ivy Mid Cap Income Opportunities Fund; Amended and Effective January 1, 2015 with respect to name change of Ivy International Growth Fund to Ivy Global Growth Fund; Amended and Effective January 30, 2015 with respect to addition of Class R6 shares for Ivy Emerging Markets Local Currency Debt Fund; Amended and Effective February 24, 2015 with respect to Networking Fees and Omnibus and/or Recordkeeping Fees.